UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2014

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                           On February 3, 2014, the Board of Directors of The Travelers Companies, Inc. (“Travelers”) increased the number of directors on the Board from 11 to 12 and elected Philip T. Ruegger III as a director.  Mr. Ruegger has also been appointed as a member of the Risk Committee of the Board of Directors.

In connection with his service as a non-employee director, Mr. Ruegger will receive compensation in accordance with Travelers’ Current Director Compensation Program described in Exhibit 10.1 to Travelers’ Form 10-Q for the quarter ended June 30, 2012, filed on July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
		Name:	Matthew S. Furman
		Title:	Senior Vice President